UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023

Aravive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower
3730 Kirby Drive, Suite 1200
Houston, Texas 77098
(Address of principal executive offices)

(936) 355-1910
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2023, Aravive, Inc.(the “Company”), received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that for the preceding 30 consecutive business days (August 3, 2023 through September 14, 2023), the market value of the Company’s listed securities (“MVLS”) did not maintain a minimum market value of $50,000,000 (the “Minimum MVLS Requirement”) as required by Nasdaq Listing Rule 5450(b)(2)(A).

The notification received has no immediate effect on the Company's continued listing on the Nasdaq Global Market, subject to the Company's compliance with the other continued listing requirements.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has a compliance period of 180 calendar days, or until March 13, 2024, to regain compliance with Nasdaq Listing Rule 5450(b)(2)(A). Compliance may be achieved if the Company’s MVLS closes at $50,000,000 or more for a minimum of ten consecutive business days at any time during the 180-day compliance period, in which case Nasdaq will notify the Company of its compliance and the matter will be closed.

If the Company does not regain compliance with the Minimum MVLS Requirement by March 13, 2024, Nasdaq will provide written notification to the Company that its common stock is subject to delisting. At that time, the Company may appeal the relevant delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company does appeal the delisting determination by Nasdaq to the hearings panel, that such appeal would be successful. In such event, the Company may also seek to apply for a transfer to The Nasdaq Capital Market if it meets the requirements for continued listing thereon.

On September 15, 2023, the Company also received a letter from Nasdaq notifying the Company that for the preceding 30 consecutive business days (August 3, 2023 through September 14, 2023), the market value of the Company’s publicly held shares (“MVPHS”) did not maintain a minimum market value of $15,000,000 (the “Minimum MVPHS Requirement”) as required by Nasdaq Listing Rule 5450(b)(2)(C).

The notification received has no immediate effect on the Company's continued listing on the Nasdaq Global Market, subject to the Company's compliance with the other continued listing requirements.

In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has a compliance period of 180 calendar days, or until March 13, 2024, to regain compliance with Nasdaq Listing Rule 5450(b)(2)(C). Compliance may be achieved if the Company’s MVPHS closes at $15,000,000 or more for a minimum of ten consecutive business days at any time during the 180-day compliance period, in which case Nasdaq will notify the Company of its compliance and the matter will be closed.

If the Company does not regain compliance with the Minimum MVPHS Requirement by March 13, 2024, Nasdaq will provide written notification to the Company that its common stock is subject to delisting. At that time, the Company may appeal the relevant delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company does appeal the delisting determination by Nasdaq to the hearings panel, that such appeal would be successful. In such event, the Company may also seek to apply for a transfer to The Nasdaq Capital Market if it meets the requirements for continued listing thereon.

On September 15, 2023, the Company also received a letter from Nasdaq notifying the Company that for the preceding 30 consecutive business days (August 3, 2023 through September 14, 2023), the Company’s common stock did not maintain a minimum closing bid price of $1.00 (“Minimum Bid Price Requirement”) per share as required by Nasdaq Listing Rule 5450(a)(1).

The notification received has no immediate effect on the Company's continued listing on the Nasdaq Global Market, subject to the Company's compliance with the other continued listing requirements.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of 180 calendar days, or until March 13, 2024, to regain compliance with Nasdaq Listing Rule 5450(a)(1). Compliance may be achieved if the closing bid price of the Company’s common stock is at least $1.00 for a minimum of ten consecutive business days at any time during the 180-day compliance period, in which case Nasdaq will notify the Company of its compliance and the matter will be closed.

If, however, the Company does not achieve compliance with the Minimum Bid Price Requirement by March 13, 2024, the Company may be eligible for additional time to comply. In order to be eligible for such additional time, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Global Market, with the exception of the Minimum Bid Price Requirement, and must notify Nasdaq in writing of its intention to cure the deficiency during the second compliance period.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2023	ARAVIVE, INC. (Registrant)

	By:	/s/ Gail McIntyre
	Name:	Gail McIntyre
	Title:	Chief Executive Officer